EXHIBIT 99.2

True North Therapeutics, Inc.

Condensed balance sheets

(In thousands, except share and per share data)

(unaudited)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$18,119	$12,030
Short-term investments	69,665	82,895
Prepaid expenses and other current assets	835	1,000
Total current assets	88,619	95,925
Property and equipment, net	255	271
Other long-term assets	1,433	1,297
Total assets	$90,307	$97,493
Liabilities, Convertible Preferred Stock and Stockholders’ (Deficit) Equity
Current liabilities:
Accounts payable	$1,284	$702
Accrued expenses	1,894	2,579
Other current liabilities	76	98
Total current liabilities	3,254	3,379
Other long-term liabilities	4	11
Total liabilities	$3,258	$3,390
Commitments and contingencies
Convertible preferred stock, $0.0001 par value Shares authorized: 93,783,318 at both March 31, 2017 and December 31, 2016; Shares issued and outstanding: 93,783,318 at both March 31, 2017 and December 31, 2016; Liquidation preference: $144,400 at both March 31, 2017 and December 31, 2016	143,348	143,348
Stockholders’ deficit: Common stock, $0.0001 par value Shares authorized: 135,000,000 at both March 31, 2017 and December 31, 2016; Shares issued and outstanding: 14,287,570 and 14,268,619 at March 31, 2017 and December 31, 2016, respectively	1	1
Additional paid-in capital	70,634	70,171
Accumulated other comprehensive income	4	29
Related party promissory notes for the purchase of common stock	(378)	(376)
Accumulated deficit	(126,560)	(119,070)
Total stockholders’ (deficit) equity	$(56,299)	$(49,245)
Total liabilities, convertible preferred stock and stockholders’ deficit	$90,307	$97,493

See accompanying notes to condensed financial statements.

True North Therapeutics, Inc.

Condensed statements of operations and comprehensive loss

(In thousands, except share and per share data)

(unaudited)

	Three months ended March 31,
	2017	2016
Revenues:
Grant revenue	$51	$—
Operating expenses:
Research and development	5,993	3,447
General and administrative	1,774	862
Total operating expenses	7,767	4,309
Loss from operations	(7,716)	(4,309)
Interest income	223	110
Other income	3	59
Total other income, net	226	169
Net loss	$(7,490)	$(4,140)
Other comprehensive income:
Net unrealized gain on short-term investments	(25)	33
Comprehensive loss	$(7,515)	$(4,107)
Net loss per share, basic and diluted	(0.54)	(0.32)
Weighted average number of shares used in computing net loss per share, basic and diluted	13,847,664	13,075,496

See accompanying notes to condensed financial statements.

True North Therapeutics, Inc.

Condensed statements of cash flows

(In thousands)

(unaudited)

	Three months ended March 31,
	2017	2016
Operating activities
Net loss	$(7,490)	$(4,140)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	28	26
Stock-based compensation expense	426	142
Other	(29)	16
Changes in operating assets and liabilities:
Prepaid expenses and other assets	28	101
Accounts payable, accrued expenses and other liabilities	(105)	(196)
Net cash used in operating activities	(7,142)	(4,051)
Investing activities
Purchases of short-term investments	(14,019)	(30,499)
Maturities of short-term investments	27,250	9,125
Purchase of property and equipment	(11)	—
Net cash used in investing activities	13,220	(21,374)
Financing activities
Proceeds from the issuance of convertible preferred stock, net of issuance costs	—	41
Proceeds from issuance of common stock upon exercise of stock options, net of repurchases	11	—
Net cash provided by financing activities	11	41
Net increase (decrease) in cash and cash equivalents	6,089	(25,384)
Cash and cash equivalents at beginning of year	$12,030	$45,043
Cash and cash equivalents at end of year	$18,119	$19,659

See accompanying notes to condensed financial statements.

True North Therapeutics, Inc.

Notes to unaudited condensed financial statements

1.	Organization and operations

Description of the business

True North Therapeutics, Inc. (“True North” or the “Company”) is a clinical stage biopharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for Complement-mediated diseases. The Company’s lead drug candidate, TNT009, is, to our knowledge, the first clinical-stage antibody designed to inhibit the C1s protein of the Classical Complement pathway.

On July 10, 2013 iPierian, Inc. (“iPierian”) incorporated True North in Delaware as a wholly owned subsidiary. On August 23, 2013, iPierian entered into a Contribution Agreement with True North to contribute and assign the assets and rights relating primarily to its Complement program and certain assets, liabilities and debt, in exchange for 9,999,875 shares of the Company’s common stock. These common shares were distributed on a pro-rata basis to the stockholders of iPierian (“Spin-off”). Upon execution of the Spin-off, iPierian no longer owned any equity in True North.

Pursuant to a Contribution Agreement, iPierian completed the Spin-Off of True North to its stockholders on August 23, 2013. The Spin-off was accounted for as a reverse spin-off in accordance with Accounting Standards Codification (“ASC”) 505-50, Spinoffs and Reverse Spinoffs. The Company was deemed to be the “spinnor” for accounting purposes as it retained all of the employees of iPierian and the Spin-off was designed as a means to dispose of the program related to the preclinical development of the Tau program which was retained by iPierian, the “spinnee” for accounting purposes (“New iPierian”). Therefore, the Company’s accumulated deficit includes $70.1 million from iPierian prior to the Spin-off.

The Company is located in South San Francisco, California.

Liquidity and management plans

In the course of its development activities, the Company has sustained operating losses and expects such losses to continue over at least the next several years. The Company’s ultimate success depends on the outcome of its research and development activities. Since inception through March 31, 2017, the Company has incurred cumulative net losses of $126.6 million. Because the Spin-off was accounted for as a reverse spin-off, the cumulative net losses of $126.6 million include losses of iPierian amounting to $70.1 million prior to the Spin-off.

Management expects to incur additional losses in the future to conduct research and development and recognizes the need to raise additional capital to fully implement its business plan. The Company intends to raise such capital through the issuance of additional equity and potentially through borrowings and strategic alliances with partner companies.

However, if such financing is not available at adequate levels, the Company will need to reevaluate its operating plans. Management believes that its existing cash, cash equivalents and short-term investments of $87.8 million will be sufficient to fund the Company’s operations for a period of twelve months from the date of this filing.

2.	Basis or presentation and summary of significant accounting policies

Unaudited condensed financial statements

The accompanying unaudited condensed financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) for interim financial information and pursuant to Article 10 of Regulation S-X of the Securities Act of 1933, as amended (Securities Act). Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. These unaudited condensed financial statements include only normal and recurring adjustments that the Company believes are necessary to fairly state the financial position and the results of the Company’s operations and cash flows. Interim-period results are not necessarily indicative of results of operations or cash flows for a full year or any subsequent interim period. The condensed balance sheet at December 31, 2016 has been derived from audited financial statements at that date, but does not include all disclosures required by U.S. GAAP for complete financial statements. Because all of the disclosures required by U.S. GAAP for complete financial statements are not included herein, these unaudited condensed financial statements and the notes accompanying them should be read in conjunction with our audited financial statements included elsewhere in this prospectus.

Other long-term assets

Other long-term assets consist primarily of legal, accounting, filing and other fees related to the Company’s initial public offering (IPO) capitalized. The deferred offering costs will be offset against proceeds from the IPO upon the effectiveness of the IPO. In the event the IPO is terminated, all capitalized deferred offering costs will be expensed.

Net loss per share

Basic net loss per share is calculated by dividing the net loss by the weighted average number of shares of common stock outstanding during the period, without consideration for potential dilutive common shares. Since the Company was in a loss position for all periods presented, basic net loss per share is the same as diluted net loss per share as the inclusion of all potential dilutive common shares would have been anti-dilutive for all periods presented. Shares of common stock subject to repurchase are excluded from the calculation of weighted average shares as the vesting of such shares is contingent upon continued services being rendered by such holders.

Recent accounting pronouncements

In March 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU 2016-09 requires recognition of the income tax effects of vested or settled awards in the income statement and involves several other aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities and classification on the statement of cash flows. The Company adopted this standard prospectively as of January 1, 2017 therefore prior periods have not been adjusted. The Company has also elected to continue to estimate the impact of forfeitures when determining the amount of compensation cost to be recognized each period rather than account for forfeitures as they occur. This adoption did not have any effect on the Company’s financial statements.

3.	Fair value measurements

Cash, cash equivalents and short-term investments consisted of the following (in thousands):

	December 31, 2016
	Amortized	Gross	Gross	Estimated
	cost	unrealized gains	unrealized losses	fair value
Financial assets
Money market funds	$9,528	$—	$—	$9,528
Asset backed securities	12,468	—	(3)	12,465
Corporate bonds	29,936	—	(10)	29,926
Corporate commercial paper	31,655	47	—	31,702
U.S. government agency securities	4,803	—	(3)	4,800
U.S. treasury securities	5,506	—	(2)	5,504
Repurchase agreement	1,000	—	—	1,000
Total financial assets	$94,896	$47	$(18)	$94,925

	March 31, 2017
	Amortized	Gross	Gross	Estimated
	cost	unrealized gains	unrealized losses	fair value
Financial assets

Money market funds	$14,320	$—	$—	$14,320
Asset backed securities	10,461	—	(3)	10,458
Corporate bonds	22,720	—	(12)	22,708
Corporate commercial paper	29,705	25	—	29,730
U.S. government agency securities	4,774	—	(4)	4,770
U.S. treasury securities	2,001	—	(3)	1,998
Repurchase agreement	3,800	—	—	3,800
Total financial assets	$87,781	$25	$(22)	$87,784

The following table summarizes the fair value of cash, cash equivalents and short-term investments by contractual maturity (in thousands):

	December 31, 2016
	Mature	Mature
	within 90	between	Estimated
	days	91 and 365 days	fair value
Financial assets
Money market funds	$9,528	$—	$9,528
Asset backed securities	2,001	10,464	12,465
Corporate bonds	12,005	17,921	29,926
Corporate commercial paper	11,240	20,462	31,702
U.S. government agency securities	—	4,800	4,800
U.S. treasury securities	3,504	2,000	5,504
Repurchase agreement	1,000	—	1,000
Total financial assets	$39,278	$55,647	$94,925

	March 31, 2017
	Mature	Mature
	within 90	between	Estimated
	days	91 and 365 days	fair value
Financial assets
Money market funds	$14,320	$—	$14,320
Asset backed securities	1,953	8,505	10,458
Corporate bonds	8,501	14,207	22,708
Corporate commercial paper	20,486	9,244	29,730
U.S. government agency securities	2,269	2,501	4,770
U.S. treasury securities	—	1,998	1,998
Repurchase agreement	3,800	—	3,800
Total financial assets	$51,329	$36,455	$87,784

Fair value accounting is applied for all financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).

Assets and liabilities recorded at fair value on a recurring basis in the balance sheets are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the exchange price that would be received for an asset or an exit price that would be paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The authoritative guidance on fair value measurements establishes a three-tier fair value hierarchy for disclosure of fair value measurements as follows:

Level 1 – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date;

Level 2 – Inputs are observable, unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

Level 3 – Unobservable inputs that are significant to the measurement of the fair value of the assets or liabilities that are supported by little or no market data.

Financial assets subject to fair value measurements on a recurring basis and the level of inputs used in such measurements are as follows (in thousands):

	December 31, 2016
	Level 1	Level 2	Level 3	Total
Financial assets
Money market funds	$9,528	$—	$—	$9,528
Asset backed securities	—	12,465	—	12,465
Corporate bonds	—	29,926	—	29,926
Corporate commercial paper	—	31,702	—	31,702
U.S. government agency securities	—	4,800	—	4,800
U.S. treasury securities	—	5,504	—	5,504
Repurchase agreement	—	1,000	—	1,000
Total financial assets	$9,528	$85,397	$—	$94,925

	March 31, 2017
	Level 1	Level 2	Level 3	Total
Financial assets
Money market funds	$14,320	$—	$—	$14,320
Asset backed securities	—	10,458	—	10,458
Corporate bonds	—	22,708	—	22,708
Corporate commercial paper	—	29,730	—	29,730
U.S. government agency securities	—	4,770	—	4,770
U.S. treasury securities	—	1,998	—	1,998
Repurchase agreement	—	3,800	—	3,800
Total financial assets	$14,320	$73,464	$—	$87,784

The Company did not have financial liabilities subject to fair value measurements on a recurring basis.

4.	Property and equipment, net

Property and equipment, net consists of the following (in thousands):

	March 31,	December 31,
	2017	2016
Laboratory equipment	$540	$540
Computer equipment	135	123
Capitalized software	17	17
Office furniture	42	42
Total property and equipment	734	722
Less: accumulated depreciation and amortization	(479)	(451)
Property and equipment, net	$255	$271

Depreciation and amortization expense was $26,000 and $28,000 for the three months ended March 31, 2016 and 2017, respectively.

5.	Other long-term assets

Other long-term assets consist of the following (in thousands):

	March 31,	December 31,
	2017	2016
Deferred initial public offering costs	$1,392	$1,256
Other	41	41

Total other long-term assets	$1,433	$1,297
6.	Accrued expenses

Accrued expenses consist of the following (in thousands):

	March 31,	December 31,
	2017	2016
Accrued clinical and manufacturing expenses	$742	$974
Accrued compensation	520	805
Accrued professional and consulting services	566	700
Other	66	100
Total accrued expenses	$1,894	$2,579
7.	Related-party transactions

In August 2013, the Company entered into full-recourse promissory notes with its chief executive officer and its executive chairman for the purchase of restricted common stock. The principal amounts of the notes are $268,000 and $89,000, respectively. The notes are secured by shares of restricted stock of the Company held by the individuals. The notes accrue interest at a rate of 1.63% per annum and are due for repayment in 2020. As of December 31, 2016 and March 31, 2017, the aggregate outstanding balance under these notes, including accrued interest, was approximately $376,000 and $378,000, respectively. Such notes are included in stockholders’ deficit in the balance sheets.

In November 2016, the Company entered into a consulting agreement with one of the Company’s investors and a representative of this investor to serve as the Company’s Chief Medical Officer. For the three months ended March 31, 2017, the Company recorded $0.1 million for such services to research and development expenses included in condensed statement of operations and comprehensive loss. In addition, the Company granted the Chief Medical Officer options to purchase 1,919,678 shares of common stock at an exercise price of $1.34, of which 255,957 shares are subject to a clinical milestone related performance condition.

8.	Common stock warrants

During 2013 and 2014, in conjunction with the issuance of Series A convertible preferred stock, the Company issued warrants to purchase 1,902,809 and 1,625,147 shares of common stock, respectively, all of which were outstanding as of June 30, 2016. The exercise price of the warrants is $0.01 per share, subject to adjustment in the event of any stock dividend, stock split, combination, or similar recapitalization affecting the Company’s common stock. The warrants expire in 2020 and will be automatically net exercised immediately prior to the completion of an IPO, if not otherwise exercised. The assumptions used in estimating the fair value of the warrants on issuance, were: volatility of 65%, risk-free interest rate of 1.71%, expected life of 7 years, and a dividend yield of zero. The warrants were valued at $0.5 million at issuance and recorded in equity. As of December 31, 2016 and March 31, 2017, the Company had warrants outstanding to purchase 3,527,956 shares of common stock.

9.	Common stock

The following table sets forth the summary of option activity under the Company’s 2013 Stock Option Plan (the “2013 Plan”):

	Outstanding stock options
				Weighted
			Weighted	average
			average	remaining	Aggregate
		Number of	exercise	contractual	intrinsic
	Shares	shares	price per	term	value
	available	outstanding	share	(years)	(in thousands)
Balances at December 31, 2016	5,155,767	11,242,892	$0.67	8.92	$7,502
Stock options granted	(3,033,893)	3,033,893	1.34
Stock options exercised	—	(18,951)	0.56
Stock options forfeited	863,421	(863,421)	0.47

Balances at March 31, 2017	2,985,295	13,394,413	$0.84	8.96	$13,030

The assumptions used to value employee and director stock option awards granted under the 2013 Plan during the three months ended March 31, 2016 and 2017, using a Black-Scholes option pricing model, were as follows:

	Three months ended March 31,
	2017	2016
Expected term (in years)	5.97 – 6.01	5.98 – 5.98
Volatility	66.26% – 66.26%	58.86% – 60.15%
Risk-free interest rate	1.98% – 2.07%	1.74%
Dividend yield	—	—

Early exercise of stock options

The terms of the 2013 Plan permit option holders to exercise stock options before they are vested, subject to certain limitations. Such unvested shares are subject to repurchase by the Company at the original exercise price in the event the option holder’s service to the Company is terminated either voluntarily or involuntarily. As a result of early exercises under the 2013 Plan, approximately 116,176 and 91,458 shares were subject to repurchase as of December 31, 2016, and March 31, 2017 respectively. The Company treats cash received from the exercise of unvested options as a refundable deposit and classifies such amounts as a liability in its balance sheets. As of December 31, 2016 and March 31, 2017, the Company included cash received for the early exercise of unvested options of $19,000 and $16,000 in other current liabilities, respectively. Amounts are transferred from liabilities into common stock and additional paid-in capital as the shares vest, which is generally over a period of 48 months and may include a one-year cliff.

Restricted stock awards

In 2013, the Company issued a total of 2,549,397 shares of common stock at $0.14 per share to its chief executive officer and its executive chairman under restricted stock agreements. As of the date of grant, the shares had an estimated fair value of $0.14 per share. The Company entered into full recourse promissory notes with the individuals for the total purchase price of the restricted shares. The loans are secured by the shares of common stock of the Company held by the individuals. See Note 7 for further discussion. Under the terms of the restricted stock agreements, shares vest monthly over four years. Upon termination of service of these individuals, unvested shares are subject to repurchase by the Company at the original issue price. As of March 31, 2017, there were 265,563 shares of restricted stock subject to repurchase.

The following table sets forth the summary of non-vested restricted stock activity for the three-month period ended March 31, 2017:

		Weighted-
		average	Remaining
		grant	contractual
	Number	date fair	term
	of shares	value	(years)
Balance, December 31, 2016	424,901	0.14	0.64
Vested	(159,338)	0.14
Balance, March 31, 2017	265,563	$0.14	0.39

The Company did not record any stock-based compensation expense related to restricted stock awards for the three months ended March 31, 2016 and 2017, respectively, as all restricted stock awards were issued at a price that approximated the estimated fair value of the Company’s common stock on the date of issuance, and all the awards were exercised on the date of grant.

Stock-based compensation expense

Total stock-based compensation recognized for both employees and non-employees was as follows (in thousands):

Three months ended March 31,
2017	2016

Research and development	$143	$36
General and administrative	283	106
Total stock-based compensation expense	$426	$142

As of March 31, 2017 total unrecognized stock-based compensation cost related to outstanding unvested stock options that are expected to vest was $5.8 million, which is expected to be recognized over the remaining weighted-average vesting period of approximately 3.30 years.

10.	Commitments

The Company enters into contracts in the normal course of business with contract research organizations (“CROs”) for preclinical studies and clinical trials and contract manufacturing organization (“CMOs”) for the manufacture of clinical trial materials. As of March 31, 2017, the Company had commitments of $31.6 million with CMOs and $7.2 million with CROs. These agreements provide for notice of termination by either party and are therefore cancelable contracts.

11.	Net loss per share

The following table sets forth the computation of the basic and diluted net loss per share during the three months ended March 31, 2016 and 2017 (in thousands, except share and per share data):

	Three months ended March 31,
	2017	2016
Numerator:
Net loss	$(7,490)	$(4,140)
Denominator:
Weighted average common shares outstanding	14,282,516	14,255,547
Less: weighted-average unvested restricted stock subject to repurchase	(318,676)	(956,025)
Less: weighted-average unvested common shares subject to repurchase	(116,176)	(224,026)
Weighted-average shares used to compute net loss per share, basic and diluted	13,847,664	13,075,496
Net loss per share, basic and diluted	$(0.54)	$(0.32)

The following outstanding potentially dilutive shares have been excluded from the calculation of diluted net loss per share for the periods presented due to their anti-dilutive effect:

	March 31,
	2017	2016
Convertible preferred stock	93,783,318	75,786,199
Options to purchase common stock	13,394,413	8,273,235
Warrant to purchase common stock	3,527,956	3,527,956
Total	110,705,687	87,587,390
12.	Subsequent events

On June 28, 2017, the Company was acquired by Bioverativ, Inc.

The Company has reviewed and evaluated subsequent events through September 13, 2017, the date the interim financial statements were available to be issued. No additional subsequent events have been identified for disclosure.